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                                                                    Exhibit 10.3

            SECOND AMENDMENT TO THE BARRA, INC. DIRECTORS OPTION PLAN

WHEREAS, SECTION 5(a)(i) of the BARRA, Inc. Directors Option Plan (the "Plan") provides that in the event a new Non-Employee Director is appointed to the Board or a current member of the Board becomes a Non-Employee Director, the Committee shall grant Options which do not constitute Incentive Stock Options for 10,000 shares of Common Stock to such Non-Employee Director on the date such person becomes a Non-Employee Director, pursuant to the terms of the Plan.

WHEREAS, SECTION 5(a)(ii) provides that on each anniversary of the date of the initial option grant of section 5(a)(i) of the Plan, the Committee shall grant options which do not constitute Incentive Stock Options for 2,000 shares of common stock to all current Non-Employee Directors pursuant to the terms of the plan

WHEREAS, the Corporation's Board of Directors approved the amendment to increase the initial grant of Options to Non-Employee Directors to 15,000 shares of Common Stock.

WHEREAS, the Corporation's Board of Directors approved the amendment to increase the annual grant of additional Options to Non-Employee Directors to 4,000 shares of Common Stock.

NOW THEREFORE, the Plan is amended effective as of November 5, 1999, subject to regulatory approval, as follows:

                  1. Section 5(a)(i) of the Plan shall be amended by replacing "10,000" with "15,000" and as amended, shall read as follows:

                           "The Committee shall grant Options which do not constitute Incentive Stock Options for 5,000 shares of Common Stock to all current Non-Employee Directors on April 24, 1997, pursuant to the terms of the Plan. In the event that a new Non-Employee Director is appointed to the Board or that a current member of the Board becomes a Non-Employee Director, the Committee shall grant Options which do not constitute Incentive Stock Options for 15,000 shares of Common Stock to such Non-Employee Director on the date such person becomes a Non-Employee Director, pursuant to the terms of the Plan."

                  2. Section 5(a)(ii) of the Plan shall be amended by replacing "2,000" with "4,000" and as amended, shall read as follows:

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                           "On each anniversary of the date of the initial
                           Option grant in Section 5(a)(i) of the Plan, the Committee shall grant Options which do not constitute Incentive Stock Options for 4,000 shares of Common Stock to all current Non-Employee Directors, pursuant to the terms of the Plan."

By authority of the Board of Directors pursuant to their respective actions specified above, the Chief Financial Officer of the Corporation has executed this document as of November 5, 1999.

                                             BARRA, INC.

                                             ---------------------------
                                             James D. Kirsner
                                             Chief Financial Officer